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                                                                      Exhibit 21


                                  SUBSIDIARIES

A.       DOMESTIC SUBSIDIARIES
                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

(1)      Simmons International Holding Company, Inc.         New York

(2)      Gallery Corp.                                       Delaware

B.       FOREIGN SUBSIDIARIES

                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

(1)      Simmons Caribbean Bedding, Inc.                     Puerto Rico

(2)      INFO Establishment                                  Liechtenstein

(3)      Simmons I.P., Inc.                                  Ontario

(4)      688363 Ontario Limited                              Ontario

(5)      897701 Ontario Limited                              Ontario

(6)      Simmons International Ltd.                          Bahamas


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